EXHIBIT 99.1


                                                              Media Contact:
                                                               Gordon Manuel
                                                              864-282-9448

                                                              Analyst Contact:
                                                              Duane A. Owens
                                                              864-282-9488

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 26, 2005

                      BOWATER ANNOUNCES FIRST QUARTER 2005
                                FINANCIAL RESULTS

     GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net income of $0.9 million, or $0.02 per diluted share, on sales of $837.0 million for the first quarter of 2005. These results compare with a net loss of $32.5 million, or $0.57 per diluted share, on sales of $745.3 million in the first quarter of 2004. Before special items, the net loss for the first quarter of 2005 was $12.6 million, or $0.22 per diluted share, compared with the 2004 first quarter net loss before special items of $31.5 million, or $0.55 per diluted share. First quarter 2005 special items, net of tax, consisted of a $7.2 million gain related to asset sales and a $6.3 million gain resulting from foreign currency changes.

     "Pricing  for  Bowater's  major paper grades  continues  to improve,"  said
Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "I expect this trend to support better financial results throughout the year."

                              FINANCIAL HIGHLIGHTS
                     (In millions, except per-share amounts)

                                                                               Three Months Ended
                                                                                   March 31,
                                                                        --------------------------------
                                                                               2005            2004
                                                                        --------------------------------
       Sales                                                            $     837.0     $     745.3
       Net income (loss)                                                $       0.9     $     (32.5)

       Earnings (loss) per diluted share (in accordance with GAAP)      $      0.02     $     (0.57)
       Special items, net of tax (per diluted share):
          Sale of assets (gain) loss                                    $     (0.13)    $      0.01
          Foreign exchange (gain) loss                                        (0.11)           0.01
                                                                        --------------------------------
       Loss per share excluding special items                           $     (0.22)    $     (0.55)
                                                                        --------------------------------






                                                        (more)

     Bowater's average transaction price for newsprint rose $7 per metric ton in the first quarter compared to the fourth quarter of 2004. During the quarter, the Company's average operating costs increased by $11 per metric ton primarily due to higher energy costs. In the first quarter, Bowater curtailed approximately 40,000 metric tons of newsprint production for maintenance and market related reasons. Inventories increased 17,000 metric tons primarily to serve export customers.

     Bowater's average transaction price for coated and specialty papers increased $15 per short ton compared to the fourth quarter of 2004, while the company's average operating cost increased $4 per short ton. Compared to the first quarter of 2004, coated and specialty shipments increased 10%. The company announced a $60 per short ton price increase for its coated papers in March and other price increases for most of its specialty papers in April.

     Bowater's average transaction price for market pulp increased $35 per metric ton compared to the fourth quarter of 2004. The company incurred approximately 10,000 metric tons of downtime due to maintenance outages. Average operating costs decreased $19 per metric ton compared to the fourth quarter due to lower repair costs.

     The company's average transaction price for lumber increased $32 per thousand board feet and shipments decreased 2% compared to the fourth quarter of 2004. During the quarter, the company paid countervailing and antidumping duties of approximately $7 million.

     Bowater will hold a management conference call to discuss these financial results at 10:00 a.m. EDT, today, April 26, 2005. The conference call number is 866-205-3921 or 612-332-0819 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT today through May 31, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 778371.

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated mechanical papers. In addition, the company makes uncoated mechanical papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a mechanical base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSX: BWX).

         All amounts are in U.S. dollars.



                                     (more)

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2004, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.

                      BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)


                                                                               Three Months Ended
                                                                                   March 31,
                                                                 -----------------------------------------------
                                                                     2005                              2004
                                                                 -------------                     -------------
Sales                                                               $ 837.0                           $ 745.3
Cost of sales, excluding depreciation, amortization
         and cost of timber harvested                                 607.6                             567.5
Depreciation, amortization and cost of timber harvested                81.8                              86.2
Distribution costs                                                     82.9                              77.0
Selling and administrative expense                                     38.9                              37.0
Net gain (loss) on fixed assets and land sales                         11.0                              (0.9)
                                                                 -------------                     -------------
       Operating income (loss)                                         36.8                             (23.3)

Other expense (income):
    Interest income                                                    (1.1)                             (1.0)
    Interest expense, net of capitalized interest                      50.2                              48.2
    Foreign exchange loss (gain)                                       (1.5)                              0.4
    Other, net                                                         (2.7)                             (1.6)
                                                                 -------------                     -------------
                                                                       44.9                              46.0
                                                                 -------------                     -------------
Loss before income taxes and minority interests                        (8.1)                            (69.3)

Provision for income tax expense (benefit)                             (7.8)                            (33.8)
Minority interests in the net income (loss) of subsidiaries            (1.2)                             (3.0)
                                                                 -------------                     -------------

Net income (loss)                                                    $  0.9                          $  (32.5)
                                                                 =============                     =============


Basic income (loss) per common share: (1)
    Net income (loss) per share                                      $ 0.02                          $  (0.57)
                                                                 =============                     =============

   Average common shares outstanding (1)                               57.3                              57.1
                                                                 =============                     =============


Diluted income (loss) per common share: (1)
    Net income (loss) per share                                     $  0.02                          $  (0.57)
                                                                 =============                     =============

   Average common and common equivalent shares outstanding(1)          57.4                              57.1
                                                                 =============                     =============


                                                           BOWATER INCORPORATED AND SUBSIDIARIES
                                                          (Unaudited, in millions of US dollars)


Consolidated Balance Sheet                                             March 31,                              December 31,
                                                                         2005                                    2004
                                                              -------------------------------         ---------------------------
Current assets:
    Cash and cash equivalents                                  $           47.3                             $    29.7
    Accounts receivable, net                                              401.4                                 377.0
    Inventories                                                           353.5                                 327.9
    Other current assets                                                  126.7                                 168.1
                                                              -------------------------------         ---------------------------
        Total current assets                                              928.9                                 902.7
                                                              -------------------------------         ---------------------------
Timber and timberlands                                                    185.6                                 186.2
Fixed assets, net                                                       3,237.6                               3,301.1
Goodwill                                                                  828.2                                 828.2
Other assets                                                              230.0                                 240.7
                                                                -------------------------------        ---------------------------
                                                                 $      5,410.3                             $ 5,458.9
                                                                ===============================        ===========================
Current liabilities:
    Current installments of long-term debt                       $         20.8                                  14.0
    Short-term bank debt                                                   96.0                                  73.0
    Accounts payable and accrued liabilities                              458.1                                 458.4
    Dividends payable                                                      11.2                                  11.2
                                                                 -------------------------------       ---------------------------
          Total current liabilities                                       586.1                                 556.6
                                                                 -------------------------------       ---------------------------
Long-term debt, net of current installments                             2,414.9                               2,427.9
Pension, other postretirement benefits and other long-term
liabilities                                                               492.2                                 495.2
Deferred income taxes                                                     377.4                                 403.4
Minority interests in subsidiaries                                         67.1                                  68.5
Shareholders' equity                                                    1,472.6                               1,507.3
                                                                 -------------------------------        ---------------------------
                                                                 $      5,410.3                             $ 5,458.9
                                                                 ===============================        ===========================


                                                                                             Three Months Ended
Consolidated Cash Flow                                                                           March 31,
                                                                   ----------------------------------------------------------------
                                                                                 2005                                   2004
                                                                   -------------------------------          -----------------------
Cash flows from (used for) operating activities                     $            19.9                              $ (21.0)
                                                                   -------------------------------          -----------------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                       (25.1)                               (18.9)
    Disposition of fixed assets, including timber and timberlands                12.4                                  1.6
                                                                   -------------------------------          -----------------------
                                                                                (12.7)                               (17.3)
                                                                   -------------------------------          -----------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                                (11.4)                               (11.5)
    Financing activities, net                                                    19.9                                 63.1
    Stock options exercised                                                       1.9                                  2.9
                                                                   -------------------------------           ----------------------
                                                                                 10.4                                 54.5
                                                                    -------------------------------           ----------------------
Net increase in cash and cash equivalents                            $           17.6                          $      16.2
                                                                   ===============================            =====================


BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

(1) For the calculation of basic and diluted income (loss) per share for the three months ended March 31, 2005 and 2004, no adjustments to net income (loss) are necessary. The effect of dilutive securities is not included in the computation for the three months ended March 31, 2004 to prevent antidilution.

(2) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.

                                                                                 Three Months Ended March 31, 2005
                                                                          (unaudited, in millions except per share amounts)

                                                                                              Adjustment for Special Items
                                                                                  Land sales                       GAAP as
                                                                     GAAP as       & fixed        Foreign        adjusted for
                                                                    reported        assets        exchange      special items
                                                                 -------------- ------------- --------------- -----------------
Operating income (loss)                                          $      36.8       $  (11.0)      $  -        $    25.8
Other expense (income)
   Interest income                                                      (1.1)           -            -             (1.1)
   Interest expense, net of capitalized interest                        50.2            -            -             50.2
   Foreign exchange loss (gain)                                         (1.5)           -            1.5           -
   Other, net                                                           (2.7)           -            -             (2.7)
                                                                  -------------- ------------- --------------- -----------------
                                                                        44.9            -            1.5           46.4
                                                                  -------------- ------------- --------------- -----------------
Loss before income taxes and minority interests                         (8.1)         (11.0)        (1.5)         (20.6)
Provision for income tax expense (benefit)                              (7.8)          (3.8)         4.9           (6.7)
Minority interests in the net income (loss) of subsidiaries             (1.2)          -            (0.1)          (1.3)
                                                                  -------------- ------------- --------------- -----------------
Net income (loss)                                                 $      0.9        $  (7.2)      $ (6.3)      $  (12.6)
                                                                  -------------- ------------- --------------- -----------------
Diluted shares                                                          57.4           57.4         57.4           57.4
                                                                  -------------- ------------- --------------- -----------------
 EPS                                                              $     0.02       $  (0.13)     $ (0.11)     $   (0.22)
                                                                  -------------- ------------- --------------- -----------------
Effective tax rate                                                     96.3%           34.5%      -326.7%          32.5%


                                                                                      Three Months Ended March 31, 2004
                                                                              (unaudited, in millions except per share amounts)

                                                                                         Adjustment for Special Items
                                                                                     Land sales                       GAAP as
                                                                        GAAP as       & fixed        Foreign        adjusted for
                                                                      reported        assets        exchange      special items
                                                                     -------------- ------------- --------------- -----------------
Operating income (loss)                                                $ (23.3)    $   0.9      $      -          $  (22.4)
Other expense (income)
   Interest income                                                        (1.0)          -             -              (1.0)
    Interest expense, net of capitalized interest                         48.2           -             -              48.2
    Foreign exchange loss (gain)                                           0.4           -           (0.4)               -
    Other, net                                                            (1.6)          -             -              (1.6)
                                                                     -------------- ------------- --------------- -----------------
                                                                          46.0           -           (0.4)            45.6
                                                                     -------------- ------------- --------------- -----------
Income (loss) before income taxes and minority interests                 (69.3)         0.9           0.4            (68.0)
Provision for income tax expense (benefit)                               (33.8)         0.4          (0.1)           (33.5)
Minority interests in the net income (loss) of subsidiaries               (3.0)                                       (3.0)
                                                                     -------------- ------------- --------------- -----------------
Net income (loss)                                                     $  (32.5)     $   0.5       $   0.5         $  (31.5)
                                                                     -------------- ------------- --------------- -----------------
 Diluted Shares                                                           57.1         57.1          57.1             57.1
                                                                     -------------- ------------- --------------- -----------------
 EPS                                                                  $  (0.57)     $  0.01      $   0.01        $   (0.55)
                                                                     -------------- ------------- --------------- -----------------
Effective tax rate                                                        48.8%        44.4%        -25.0%            49.3%
                                                                     -------------- ------------- --------------- -----------------

     A schedule of historical financial and operating statistics is available upon request and on Bowater's web site (www.bowater.com)